AMENDMENT TO
               AGREEMENT AND PLAN OF REORGANIZATION

          THIS AMENDMENT TO AGREEMENT AND PLAN OF REORGANIZATION is made and entered into this 28th August, 2000, by and between Riverside Ventures, Inc., a Delaware corporation ("Riverside," [now named "Alpine Air Express, Inc."]); Jehu Hand, Esq., the principal stockholder and the sole director and executive officer of Riverside ("Hand"); Alpine Aviation, Inc., a Utah corporation ("Alpine"); Eugene R. Mallette, The Mallette Family Limited Partnership, a Washington Limited Partnership, Bill Distefano and Mark Anderson (respectively, "Mallette," or the "Partnership," or "Distefano," or "Anderson," or collectively, the "Alpine Stockholders").

          WHEREAS, Riverside, Alpine and Mallette have executed and delivered an Agreement and Plan of Reorganization (the "Plan") on June 12, 2000, whereby all parties intended that Riverside would acquire 100% of the outstanding securities of Alpine; and

          WHEREAS, prior to the completion of the Plan, Mallette had transferred a portion of the securities of Alpine to the Partnership, Distefano and Anderson; and

          WHEREAS, Riverside, Alpine, Mallette, the Partnership, Distefano and Anderson desire to amend the Plan by the execution and delivery of this Amendment to Agreement and Plan of Reorganization (the "Amended Plan") whereby the Partnership, Distefano and Anderson shall become parties to the Plan, making only the required representations contained in Section 4 of the Plan as to ownership (Section 4.1) and investment intent (Section 4.12), and to the capacity and authority to execute and deliver the Amended Plan and convey the respective interests of the Partnership, Distefano and Anderson in securities of Alpine to Riverside in exchange for "restricted securities" (common stock) of Riverside, as outlined in the Plan and Exhibit A to the Plan, as amended and attached hereto and incorporated herein by reference; and,

          WHEREAS, it was the intention of all parties that Riverside shall have an option to purchase 100% of C.L.B., a Utah corporation ("C.L.B.") from Mallette;

          NOW, THEREFORE, the Plan is hereby amended by this Amended Plan, with all of the terms and provisions thereof to remain the same, except as follows:

          1. Exhibit A to the Plan shall be amended to reflect that Mallette is the owner of 21,241 Alpine shares, exchangeable for 8,407,188 shares of common stock of Riverside under the Plan; that the Partnership owns 2,500 Alpine shares, exchangeable for 989,500 shares of common stock of Riverside under the Plan; that Distefano owns 1,243 Alpine shares, exchangeable for 491,979 shares of common stock of Riverside under the Plan; and that Anderson owns 16 Alpine shares, exchangeable for 6,333 shares of common stock of Riverside under the Plan.

          2. That Riverside be granted the option to purchase 100% of C.L.B. as outlined in the attached Stock Purchase and Sale Agreement, which is incorporated herein by reference.

          3. That Exhibit I to the Plan attached hereto and incorporated herein by reference be amended as indicated therein.

          4. That all of the Alpine Stockholders shall be deemed to be parties to Plan, as amended.

          5. The parties hereby reaffirm each and every other term or provision of the Plan and this Amended Plan.



                                   RIVERSIDE VENTURES, INC.


Dated: 8/22/00.                   By /s/ Jehu Hand, Esq., President


Dated: 8/22/00.                   /s/ Jehu Hand, Esq., Personally


                                  ALPINE AVIATION, INC.


Dated: 8/22/00.                   By /s/ Eugene R. Mallette


                                   ALPINE STOCKHOLDERS


Dated 8/22/00.                      /s/ Eugene R. Mallette

                                   THE MALLETTE FAMILY LIMITED PARTNERSHIP


Dated: 8/22/00.                    /s/ Eugene R. Mallette
                                   The Mallette Management Trust,
                                   General Partner


                                   /s/ Eugene R. Mallette
                                   By: Eugene R. Mallette, Trustee


Dated: 8/24/00.                    /s/ Bill Distefano


Dated: 8/28/00.                     /s/ Mark Anderson